Exhibit 99.1

VMware Announces Offering of Senior Notes

Proceeds will be used in part to fund an additional $1 billion stock repurchase program

PALO ALTO, Calif., August 14, 2017 – VMware, Inc. (NYSE: VMW) announced today an offering of senior notes.

VMware intends to use the net proceeds from the offering of the notes to (i) fund the additional purchase of up to $1.0 billion of its Class A common stock over the next 12 months, pursuant to a stock repurchase program authorized by VMware’s board of directors and (ii) to repay promissory notes in the aggregate principal amount of $1.23 billion, which were issued to EMC (an affiliate of VMware) in connection with a note exchange agreement on January 21, 2014. VMware intends to use the remaining proceeds for general corporate purposes, which may include pursuing various mergers and acquisitions and repaying other indebtedness. VMware has no plans for issuing a dividend. The stock repurchase authorization is conditioned on the consummation of the offering of the senior notes.

J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are the joint book-running managers of the notes offering.

The $1 billion stock repurchase authorization is in addition to VMware’s ongoing $1.2 billion stock repurchase program for fiscal 2018, originally announced in January 2017, of which $0.9 billion remains available for repurchases. Stock will be purchased from time to time, in the open market or through private transactions, subject to market conditions. The timing of any repurchase and the actual number of shares repurchased will depend on a variety of factors, including VMware’s stock price, corporate and regulatory requirements and other market and economic conditions.

The offering is being made pursuant to an effective shelf registration statement of VMware filed with the Securities and Exchange Commission (the “SEC”). A prospectus supplement and accompanying prospectus describing the terms of this offering will be filed with the SEC. Copies of the prospectus supplement and the accompanying prospectus may be obtained at no cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated can arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533 or Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

This press release contains forward-looking statements including, among other things, statements regarding the proposed offering, the use of proceeds and the stock repurchase program. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including (1) successful completion of the offering, (2) fluctuations and volatility in our stock price, (3) the impact of macroeconomic conditions on customer demand, (4) changes in our financial condition, (5) changes in business opportunities and priorities that could cause us to consider alternative uses of cash, (6) fluctuations in the level of cash held in the United States that is available for stock repurchases and (7) the level of proceeds from employee stock option exercises and our employee stock purchase plan. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

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